Exhibit (15)

August 6, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:                              Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101;333-95043; 33-26241; 33-34000; 333-56151; 333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-35519; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115568; and 333-115568) and Registration Statement on Form S-4 (Registration No. 333-114869).

Commissioners:

We are aware that our report dated July 22, 2004, on our reviews of interim financial information of Ecolab Inc. (the “Company”) as of June 30, 2004 and for the three and six month periods ended June 30, 2004 and 2003 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota